UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

TESSCO Technologies Incorporated

(Exact name of the Company as specified in its charter)

Delaware	001-33938	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TESS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 11, 2023, TESSCO Technologies Incorporated (the “Company”) entered into an Agreement and Plan of Merger (the “merger agreement”), with Alliance USAcqCo 2, Inc., a Delaware corporation (“Parent”), and Alliance USAcqCo 2 Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Parent and Merger Sub are entities affiliated with Lee Equity Partners and Twin Point Capital, which also own Alliance Corporation, a value-added distributor of equipment for the wireless industry, and GetWireless, LLC, a value-added distributor of cellular solutions that connect the Internet of Things (IoT).

Merger Agreement

At the effective time of the merger as provided in the merger agreement (the “effective time”), each share of common stock of the Company (the “common stock”) then outstanding will be converted into the right to receive $9.00 in cash, without interest (the “merger consideration”), other than those shares owned by Parent, the Company or any subsidiary of Parent or the Company (which will be cancelled without any consideration), and any shares as to which appraisal rights have been perfected (and not withdrawn or lost) in accordance with applicable law (which will be cancelled and converted into the right to receive a payment determined in accordance with the appraisal rights).

The merger consideration reflects a premium of approximately 91% to the closing price on April 11, 2023, the last trading day prior to the entering into of the merger agreement, and a premium of approximately 97% to the Company’s 30-day volume-weighted average stock price as of April 11, 2023.

The merger will be financed through a combination of the transactions contemplated by an Equity Commitment Letter between Parent and funds managed by Lee Equity Partners and Twin Point Capital (which includes a limited guaranty for the benefit of the Company), a Debt Commitment Letter between Merger Sub and Wells Fargo Bank, N.A., and a Sale/Leaseback Agreement between Parent and an affiliate of New Mountain Capital, all as discussed in the merger agreement.

The Company has outstanding equity awards granted under the Company’s Third Amended and Restated 1994 Stock and Incentive Plan and 2019 Stock and Incentive Plan (the “Plans”). The merger agreement provides that, at the effective time, each in-the-money stock option issued by the Company will be cancelled in exchange for an amount in cash equal to the excess, if any, of the merger consideration over the exercise price per share of common stock multiplied by the number of shares of common stock in respect of which such option is then vested or vests under its terms in connection with the merger (net of any applicable tax withholding), and then terminate. Any stock option that has a per share exercise price that is equal to or greater than the merger consideration will be cancelled for no consideration as of the effective time. Each award of restricted stock units, restricted stock and performance share units outstanding immediately prior to the effective time will, solely to the extent provided for under the terms of the applicable award agreement and Plans, vest and the holder of such award will then be entitled to receive an amount in cash equal to the product obtained by multiplying the merger consideration by the number of vested shares of common stock covered by such award (net of any applicable tax withholding), and then terminate.

The obligations of the parties to consummate the merger are subject to the satisfaction or waiver of closing conditions set forth in the merger agreement, including, among others, the approval and adoption of the merger agreement by the holders of at least a majority of the Company shares entitled to vote on the matter, and the absence of a “Material Adverse Effect” (as defined in the merger agreement) with respect to the Company.

The merger agreement contains termination rights for each of Parent and the Company, including, among others, if the merger has not been consummated by September 8, 2023. Upon termination of the merger agreement under specified circumstances, generally relating to alternative acquisition proposals or an adverse change in the Company’s Board of Directors’ recommendation in favor of the merger, the Company would be required to pay Parent a termination fee of $4,000,000. Upon termination of the merger agreement under specified circumstances, generally relating to a failure by Parent to consummate the merger when required to do so pursuant to the terms of the merger agreement, Parent would be required to pay the Company a reverse termination fee of $7,200,000. Under the merger agreement, the Company may seek specific performance of Parent’s obligation to consummate the merger in addition to the reverse termination fee.

Each of the Company, Parent and Merger Sub has made customary representations and warranties and covenants in the merger agreement, including covenants to use their respective reasonable best efforts to effect the transaction. In addition, the Company has agreed to other customary covenants, including, among others, covenants to conduct its business in the ordinary course during the interim period between the execution of the merger agreement and the closing of the merger.

The Company will be subject to customary restrictions on soliciting or initiating discussions with respect to alternative acquisition proposals and restrictions on its ability to respond to or enter into any agreement with respect to an alternative acquisition proposal, subject to the exceptions provided in the merger agreement to permit the Company’s Board of Directors to fulfill its fiduciary duties. In the event that the Board of Directors of the Company receives an unsolicited alternative acquisition proposal that it determines is a “Superior Proposal” (as defined in the merger agreement) in accordance with the terms of the merger agreement, the Company may, subject to compliance with requirements to provide notice to and a period for Parent to match such proposal, payment of the termination fee payable by the Company to Parent described above and other conditions and requirements set forth in the merger agreement, terminate the merger agreement to accept the Superior Proposal.

The foregoing description of the merger agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the merger agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. Similarly, the description herein of the Equity Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Equity Commitment Letter, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The merger agreement has been included with this filing to provide investors and security holders with information regarding the terms of the merger. It is not intended to provide any other factual information about the Company or Parent or their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in the merger agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the parties to the merger agreement (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the merger agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.

Voting and Support Agreement

In connection with the merger agreement, Lakeview Investment Group & Trading LLC (“Lakeview”) entered into a Voting and Support Agreement dated April 11, 2023 with Parent and Merger Sub (the “voting and support agreement”). Pursuant to the voting and support agreement, Lakeview has agreed, among other things, to vote all shares of Company common stock owned or later acquired by them in favor of the adoption and approval of the merger agreement and the merger and the other transactions contemplated by the merger agreement, against the approval of any alternative acquisition proposal or the adoption of any agreement relating to any alternative acquisition proposal, and against other proposals relating to matters that would reasonably be expected to interfere with, impede, frustrate, prevent, burden, or delay the timely consummation of the merger or the satisfaction of Parent’s, Merger Sub’s, or the Company’s conditions under the merger agreement.

The voting and support agreement will automatically terminate after the earliest to occur of the effective time, the termination of the merger agreement in accordance with its terms, the entry without the prior written consent of the subject shareholders into certain amendments or modifications to the merger agreement or certain waivers of the Company’s rights under the merger agreement, or the mutual written agreement of Parent and Lakeview.

As of the date of the voting and support agreement, Lakeview owns an aggregate of 1,331,591 shares of the Company’s common stock, representing approximately 14.9% of the 9,249,704 shares of the Company’s common stock issued and outstanding as of April 11, 2023. The approval of the merger agreement will require the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock.

The foregoing description of the voting and support agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the voting and support agreement, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Important Additional Information and Where to Find It

In connection with the merger, the Company plans to file with the Securities and Exchange Commission (the “SEC”) preliminary and definitive proxy statements and other relevant documents. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the merger. Before making any voting decision, the Company’s shareholders are urged to read all relevant documents filed with the SEC, including the proxy statement, when they become available because they will contain important information about the merger. Investors and security holders will be able to obtain the proxy statement and other documents filed by the Company with the SEC (when available) free of charge at the SEC’s website, www.sec.gov, or from the Company at the investor relations page of its website, www.ir.tessco.com. These documents are not currently available.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the merger. Information about the Company’s directors and executive officers is set forth in the Company’s Annual Report on Form 10-K for the year ended March 27, 2022, filed with the SEC on May 26, 2022 and proxy statement for its 2022 Annual Meeting of Shareholders, filed with the SEC on June 17, 2022. The names of participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant documents to be filed by the Company with the SEC in respect of the merger.

Caution Regarding Forward Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to risks and uncertainties. These risks and uncertainties include, but are not limited to, those associated with: the parties’ ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that would give rise to the termination of the merger agreement and the fact that certain terminations of the merger agreement require the Company to pay a termination fee of $4,000,000; the failure to satisfy each of the conditions to the consummation of the merger; the disruption of management’s attention from ongoing business operations due to the merger; the effect of the announcement of the merger on the Company’s relationships with its customers, as well as its operating results and business generally; the outcome of any legal proceedings related to the merger; retention of employees of the Company following the announcement of the merger; the fact that the Company’s stock price may decline significantly if the merger is not completed; and other factors described under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2022, as updated or supplemented by subsequent reports that the Company has filed or files with the SEC. The forward-looking statements speak only as of the date such statements are made. Neither Parent nor the Company is under any obligation to, and each expressly disclaim any obligation to, update or alter any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law.

ITEM 7.01	Regulation FD Disclosure.

On April 12, 2023 the Company issued a press release announcing the entry into the merger agreement. The full text of this press release is furnished as Exhibit 99.3 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
† 2.1	Agreement and Plan of Merger, dated as of April 11, 2023, by and among TESSCO Technologies Incorporated, Parent and Merger Sub.

99.1	Equity Commitment Letter dated as of April 11, 2023, from certain funds managed by or affiliated with Lee Equity Partners and Twin Point Capital to Parent and Merger Sub.

99.2	Voting and Support Agreement dated as of April 11, 2023, by and among Parent and Lakeview.

99.3	Press Release issued April 12, 2023 by TESSCO and Parent.

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Aric M. Spitulnik
Aric M. Spitulnik
Chief Financial Officer and Senior Vice President

Dated: April 12, 2023

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